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                                                                    EXHIBIT (11)

                          BETHLEHEM STEEL CORPORATION

             STATEMENT REGARDING COMPUTATION OF EARNINGS PER SHARE

     (dollars in millions and shares in thousands, except per share data)

       THREE MONTHS                                                                                          YEAR
     ENDED DECEMBER 31                                                                                  ENDED DECEMBER 31
  ------------------------                                                                          ----------------------------
    1998            1997                       BASIC EARNINGS PER SHARE                               1998                1997
  --------        --------                     ------------------------                             ---------           --------
  ($ 23.2)        $   41.7         NET INCOME                                                       $  120.1            $  280.7
                                   LESS DIVIDEND REQUIREMENTS:
     (2.5)            (2.5)           $2.50 Preferred Dividend                                         (10.0)              (10.0)
     (3.1)            (3.1)           $5.00 Preferred Dividend                                         (12.5)              (12.5)
     (4.5)            (4.5)           $3.50 Preferred Dividend                                         (17.9)              (17.9)
     (0.2)            (0.3)           5% Preference Dividend                                            (1.3)               (1.2)
  -------         --------                                                                          --------            --------
    (10.3)           (10.4)           TOTAL PREFERRED AND PREFERENCE DIVIDENDS                         (41.7)              (41.6)
  -------         --------                                                                          --------            --------
  ($ 33.5)        $   31.3         NET INCOME APPLICABLE TO COMMON STOCK                            $   78.4            $  239.1
  =======         ========                                                                          ========            ========

  129,299          112,863         AVERAGE SHARES OF COMMON STOCK                                    122,585             112,439

  ($ 0.26)        $   0.28         BASIC EARNINGS PER SHARE                                         $   0.64            $   2.13
  =======         ========                                                                          ========            ========

                                               DILUTED EARNINGS PER SHARE
                                               ---------------------------
  ($ 23.2)        $   41.7         NET INCOME                                                       $  120.1            $  280.7
                                   LESS DIVIDEND REQUIREMENTS:
     (2.5)            (2.5)           $2.50 Preferred Dividend                                         (10.0)              (10.0)
     (3.1)            (3.1)           $5.00 Preferred Dividend                                         (12.5)              (12.5)
     (4.5)            (4.5)           $3.50 Preferred Dividend                                         (17.9)                  -
        -                -            5% Preference Dividend                                               -                   -
  --------        --------                                                                          --------            --------
  ($ 33.3)        $   31.6         NET INCOME APPLICABLE TO COMMON STOCK                            $   79.7            $  258.2
  =======         ========                                                                          ========            ========

                                   AVERAGE SHARES OF COMMON STOCK AND
                                   OTHER POTENTIALLY DILUTIVE SECURITIES OUTSTANDING:
  129,299          112,863            Common Stock                                                   122,585             112,439
       94                -            Stock Options                                                      429                   -
     *                *               $2.50 Preferred Stock                                             *                   *
     *                *               $5.00 Preferred Stock                                             *                   *
     *                *               $3.50 Preferred Stock                                             *                 12,255
     *               2,346            5% Preference Stock                                              2,175               2,346
  -------         --------                                                                          --------            --------
  129,393          115,209                 TOTAL                                                     125,189             127,040
  =======         ========                                                                          ========            ========

  ($ 0.26)        $   0.27         DILUTED EARNINGS PER SHARE                                       $   0.64            $   2.03
  =======         ========                                                                          ========            ========

*  ANTIDILUTIVE
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